EXHIBIT 3.375
The State of Ohio
Bob Taft
Secretary of State
949249
Certificate
It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF of:
QHG OF MASSILLON, INC.
United States of America
State of Ohio
Office of the Secretary of State
Recorded on Roll 5578 at Frame 1189 of the Records of Incorporation and Miscellaneous Filings.
Witness my hand and the seal of the Secretary of State at
Columbus, Ohio, this 25TH day of JULY
A.D. 1996
/s/ Bob Taft
Bob Taft
Secretary of State

Approved /s/
Date 7/25/96
Fee 100
96072563501
Prescribed by
Bob Taft, Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418
Form ARF (December 1990)
ARTICLES OF INCORPORATION
(Under Chapter 1701 of the Ohio Revised Code)
Profit Corporation
The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.	The name of said corporation shall be	QHG OF MASSILLON, INC.

SECOND.	The place in Ohio where its principal office is to be located is

City of Columbus	Franklin	County, Ohio

(city, village or township)

THIRD	The purpose(s) for which this corporation is formed is:
To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 et seq. of the Ohio Revised Code, as now in effect or hereafter amended.
FOURTH. The number of shares which the corporation is authorized to have outstanding is: (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)
The authorized number of shares of the Corporation is 1,000 of $1.00 par value Common stock.
IN WITNESS WHEREOF, we have hereunto subscribed our names, this 19th day of July, 1996.
By: /s/ Gayle Jenkins
Gayle Jenkins
Sole Incorporator
Print or type Incorporators’ names below their signatures.

INSTRUCTIONS
1. The minimum fee for filing Articles of Incorporation for a profit corporation is $85.00. If Article Fourth indicates more than 650 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary of State’s office (814-486-3910) to determine the correct fee.
2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

Prescribed by
BOB TAFT, Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418
ORIGINAL APPOINTMENT OF STATUTORY AGENT
The undersigned. being at least a majority of the incorporators of QHG OF MASSILLON, INC., hereby appoint CSC-LAWYERS INCORPORATING SERVICE to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:
16 East Broad Street
Columbus Ohio 43215
NOTE: P.O. Box addresses are not acceptable.
/s/ Gayle Jenkins
Gayle Jenkins
Sole Incorporator
ACCEPTANCE OF APPOINTMENT
The undersigned, CSC-LAWYERS INCORPORATING SERVICE, named herein as the statutory agent for QHG of Massillon, Inc., hereby acknowledges and accepts the appointment of statutory agent for said corporation.
/s/ D.W. Junker
Statutory Agent
D.W. Junker, SCS-Lawyers Incorporating Service
INSTRUCTIONS
1. Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent RC 1701.07(B), 1702.06(B)
2. The Statutory agent for a corporation may be (a) a natural person who is resident of Ohio or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent RC 1701.07(A), 1702.06(A)
3. An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation RC 1701.07(B), 1702.06(B) These signatures must be the same as the signatures on the articles of incorporation

QUORUM
July 19, 1996

Ohio Secretary of State
30 East Broad Street, 14th Floor
Columbus, OH 43266-0418

Re:	QHG of Barberton, Inc.
Articles of Incorporation
Dear Sir/Madam.
Enclosed for filing are the Articles of Incorporation for QHG of Barberton, Inc. and the Original Appointment of Statutory Agent. A check in the amount of $100.00 is also enclosed as payment for the filing fee. Please forward the Certcate of Existence and the file stamped copies to:
Janet Marzullo, Legal Dept.
QHG of Barberton, Inc.
103 Continental Place
Brentwood, TN 37027
Thank you for your assistance with this filing
Sincerely,
/s/ Janet A. Marzullo
Janet Marzullo
Paralegal
Enclosures

UNITED STATES OF AMERICA, 949249
STATE OF OHIO
OFFICE OF THE SECRETARY OF STATE
I, Jennifer Brunner, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy consisting of 6 pages, as taken from the original record now in my official custody as Secretary of State.
WITNESS my hand and official seal at Columbus, Ohio, this 5th day of July A.D. 2007.
/s/ Jennifer Brunner
Secretary of State
By: /s/ D. Lessman